UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 16, 2009
GENERAL MOTORS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

1-43 (Commission File Number)	DELAWARE (State or other jurisdiction of incorporation)	38-0572515 (I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
As previously disclosed, on December 29, 2008: (a) General Motors Corporation (“GM”) entered into a membership interest subscription agreement with GMAC LLC (“GMAC”) and FIM Holdings LLC, the other common equity owner of GMAC, under which GM agreed to purchase additional membership interests in GMAC (the “New GMAC Equity”), and (b) GM accepted a commitment letter (the “Commitment Letter”) from the United States Department of the Treasury (the “UST”) pursuant to which the UST committed to provide to GM a loan to fund GM’s purchase of the New GMAC Equity.
On January 16, 2009, and as contemplated by the Commitment Letter, GM entered into a loan and security agreement (the “Loan Agreement”) with the UST, pursuant to which GM borrowed $884 million from the UST and applied the proceeds of the loan to purchase the New GMAC Equity (the “Facility”). As a result of GM’s purchase of the New GMAC Equity on January 16, 2009, GM’s common equity interest in GMAC increased from 49% to 59.86%.
The loan under the Facility (the “Loan”) is scheduled to mature on January 16, 2012 (unless the maturity date is accelerated as provided in the Loan Agreement). Except for the collateral securing the Facility (as described below), certain exchange rights the UST has with respect to the New GMAC Equity (as described below) and the absence of guarantors (as described below), the material terms of the Facility are substantially similar to the terms of the Loan and Security Agreement, dated as of December 31, 2008, by and between GM, as borrower, certain of its domestic subsidiaries, as guarantors, and the UST, as lender (the “December 31, 2008 Loan Agreement”). The material terms of the December 31, 2008 Loan Agreement are described in GM’s Form 8-K filed on January 7, 2009 under “Item 1.01 Entry into a Material Definitive Agreement — Loan and Security Agreement” and are incorporated herein by reference. The information and reporting requirements that GM is required to satisfy under the Loan Agreement will be deemed to have been satisfied if the information and reporting requirements pursuant to the corresponding provisions of the December 31, 2008 Loan Agreement (as in effect from time to time) have been complied with.
Collateral for the Loan consists of GM’s entire 59.86% common equity interest in GMAC, which includes the New GMAC Equity, and GM’s preferred membership interest in GMAC. This collateral was pledged pursuant to an Equity Pledge Agreement, dated as of January 16, 2009, made by GM’s wholly-owned subsidiaries, GM Finance Co. Holdings LLC and GM Preferred Finance Co. Holdings LLC, as pledgors, in favor of the UST (the “Equity Pledge Agreement”). The UST also has the right to exchange GM’s obligations in respect of the Loan for the New GMAC Equity, in satisfaction of GM’s obligations outstanding under the Loan at any time, on a pro rata basis. There are no guarantors of the Loan.
The proceeds of the Loan were used by GM to purchase the New GMAC Equity in furtherance of GMAC’s successful effort to become a bank holding company under the Bank Holding Company Act of 1956, as amended. Pursuant to GM’s understanding with the UST and the commitments made by GM to the Federal Reserve, the New GMAC Equity will, prior to March 24, 2009, be placed into one or more trusts (the “Treasury Trust”) of which GM will be the beneficiary. The UST will hold exclusive right to appoint the trustee of the Treasury Trust, who shall be independent of GM, and who will have authority to vote and dispose of the New GMAC Equity held in the Treasury Trust. Of GM’s remaining equity in GMAC, GM will hold 9.9% of such equity directly and any excess interest will, prior to March 24, 2009, be placed into a trust established by GM (the “GM Trust”) of which GM will be the beneficiary. GM will appoint the trustee of the GM Trust, who shall be independent from GM, be approved by the Federal Reserve and who will have sole authority to vote and dispose of the GMAC equity contained in the GM Trust. GM has committed to the Federal Reserve that it will reduce its ownership interest (including interests as to which it is the beneficiary under the Treasury Trust and the GM Trust) in GMAC to less than 10% of the voting and total equity of GMAC by December 24, 2011.
In addition to GM’s commitment to reduce its ownership interest in GMAC, GM made a number of other commitments to the Federal Reserve that are similar to those previously relied upon by the Federal Reserve to ensure that a company could not exercise a controlling influence over a bank or bank holding company, including a commitment that GM will not, on or before March 24, 2009, have or seek to have any representation on the board of managers of GMAC, other than for one non-voting observer, and that GM’s veto rights under the GMAC LLC Agreement will be terminated. Based on GM’s commitments to the Federal Reserve, GM is not permitted to use its current ownership of 59.86% of GMAC’s common equity to exercise any controlling influence over GMAC, including the GMAC Board of Managers or the business activities of GMAC.
ITEM 2.01 Completion of Acquisition or Disposition of Assets
The Information set for above in Item 1.01 with respect to the acquisition of the New GMAC Equity is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above in Item 1.01 with respect to the Loan is incorporated herein by reference.
On January 21, 2009, GM borrowed an additional $5.4 billion under the December 31, 2008 Loan Agreement. The material terms of the December 31, 2008 Loan Agreement are described in GM’s Form 8-K filed on January 7, 2009 under “Item 1.01 Entry into a Material Definitive Agreement — Loan and Security Agreement” and are incorporated herein by reference. The December 31, 2008 Loan Agreement was filed with GM’s Form 8-K dated January 7, 2009 as Exhibit 10.1. As previously disclosed, GM was scheduled to borrow the $5.4 billion under the December 31, 2008 Loan Agreement on January 16, 2009; however, GM and the UST agreed to change the borrowing date to January 21, 2009. Additionally, because Congress approved the second half of funds allocated pursuant to the Troubled Asset Relief Program, the remaining $4 billion under the December 31, 2008 Loan Agreement will become available for GM to borrow on February 17, 2009, subject to satisfaction of the borrowing conditions under the December 31, 2008 Loan Agreement.
Copies of the Loan Agreement and the Equity Pledge Agreement are included as exhibits hereto and are incorporated by reference herein in their entirety. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto. The above descriptions of these documents and the copies of these documents included as exhibits hereto have been included to provide investors with information regarding the terms of these documents. These documents contain representations and warranties made by and to the parties thereto as of specific dates. The representations and warranties of each party set forth in each document have been made solely for the benefit of the other party to such document. In addition, such representations and warranties (1) may have been qualified by confidential disclosures made to the other party in connection with such document, (2) may be subject to a materiality standard which may differ from what may be viewed as material by investors, (3) were made only as of the date of such documents or such other date as is specified therein and (4) may have been included in such documents for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts. Accordingly, these documents are included herewith only to provide investors with information regarding the terms thereof, and not to provide investors with any other factual information regarding the parties or their respective businesses.

ITEM 9.01 Financial Statements and Exhibits

Exhibit
Number	Description

10.1	Loan and Security Agreement, dated as of January 16, 2009, by and between General Motors Corporation, as Borrower, and the United States Department of the Treasury, as Lender, including Exhibit A Form of Note.

10.2	Equity Pledge Agreement, dated as of January 16, 2009, made by GM Finance Co. Holdings LLC and GM Preferred Finance Co. Holdings LLC, as pledgors, in favor of the United States Department of the Treasury.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)
Date: January 23, 2009	By:	/s/ Nick S. Cyprus
Nick S. Cyprus,
Controller and Chief Accounting Officer